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                                                                    EXHIBIT 23.1

        CONSENT OF PRICEWATERHOUSESCOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated June 23, 1999, relating to the financial statements and financial statements schedules, which appears in Digital Island, Inc.'s Registration Statement on Form S-1 for the three years ended September 30, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                              /s/ PricewaterhouseCoopers LLP
                                              ------------------------------
                                              PricewaterhouseCoopers LLP



San Francisco, California
June 28, 1999